SULLIVAN & CROMWELL



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                                                  November 18, 1996



Seligman Pennsylvania Municipal Fund Series
  100 Park Avenue,
    New York, New York 10017.

Dear Sirs:

          You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 391,265 shares of Beneficial Interest, $0.001 par value, of Seligman Pennsylvania Municipal Fund Series.

          As your counsel, we are familiar with your organization and corporate status and validity of your shares of beneficial interest. In that connection, we have relied upon the opinion of Ballard, Spahr, Andrews & Ingersoll, dated November 11, 1996, as to all matters under the laws of the Commonwealth of Pennsylvania.

          We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                  Very truly yours,

                                                  SULLIVAN & CROMWELL